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                                                                     EXHIBIT 4.1

                            SPECIMEN UNIT CERTIFICATE

  NUMBER                                                                   UNITS
U-________

                 SEE REVERSE FOR
                     CERTAIN
                   DEFINITIONS


                        NAVITAS INTERNATIONAL CORPORATION

                                                                     CUSIP

         UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS
             EACH TO PURCHASE ONE SHARE OF COMMON STOCK PER WARRANT

THIS CERTIFIES THAT_____________________________________________________________
_____________ is the owner of __________________________________________________
__________ Units.


Each unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock") of NAVITAS INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a business combination with a target business or (ii) ___________, 2007 and will expire unless exercised before 5:00 p.m. New York City Time, on ___________, 2010, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate will trade separately on the 20th trading day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full or in part; provided, however, in no event will the representative of the underwriters allow separate trading of the common stock and warrants until the Company files an audited balance sheet reflecting the Company's receipt of the gross proceeds of the offering. The terms of the Warrants are governed by a Warrant Agreement dated as of _____________, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at [17 Battery Place, New York, New York 10004], and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.



By                                      By
   -----------------------------------     -------------------------------------
        Chief Executive Officer                           Secretary

                        NAVITAS INTERNATIONAL CORPORATION

                                    CORPORATE
                                      SEAL
                                      2005
                                    DELAWARE


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                        NAVITAS INTERNATIONAL CORPORATION

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preference and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common

     TEN ENT -- as tenants by the entireties

     JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _____________ Custodian ______________
                        (Cust)                 (Minor)

                           under Uniform Gifts to Minors Act

                           _________________________
                                   (State)

Additional Abbreviations may also be used though not in the above list.

     For value received __________________ hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY
     OR OTHER IDENTIFYING NUMBER
           OF ASSIGNEE



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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

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                                                                           Units
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the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney
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to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

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------------ -------------------------------------------------------------------
Dated
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                                   NOTICE: The signature to this assignment must
                                           correspond with the name as written
                                           upon the face of the certificate in
                                           every particular, without alteration
                                           or enlargement or any change
                                           whatever.
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Signature(s) Guaranteed
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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).